Exhibit 99.1

Press Contact:	Investor Contact:
Todd Evans	Joanne Keates
Media Relations	Director of Investor Relations
MSC.Software	MSC.Software
(714) 445-3066	(323) 259-4263
todd.evans@mscsoftware.com	joanne.keates@mscsoftware.com

MSC.SOFTWARE ANNOUNCES DISCONTINUATION OF SYSTEMS BUSINESS AND PRELIMINARY SECOND QUARTER RESULTS

SANTA ANA, Calif. - July 7, 2003 - MSC.Software Corp. (NYSE: MNS), the leading global provider of virtual product development (VPD) products including simulation software and services, today announced that it will exit the systems business at the end of the second quarter.  The decision to discontinue the hardware reseller business was based on the financial performance and forecasts for the systems business, a deterioration of the systems pipeline, continued pressure on systems margins and trends in hardware purchasing.

In addition, the Company announced that it expects software and services revenue from continued operations for the second quarter to be between $59 million and $61 million.  These financial results are preliminary and are subject to changes that may result from auditor review and final closing adjustments for the quarter.

As part of a continuing effort to intensify the focus on the Company’s software and services businesses and scale the business in response to economic conditions, MSC.Software has made a worldwide reduction in headcount.

A number of one-time charges will be taken in the second quarter associated with discontinued operations, restructuring charges associated with reduction in force and charges associated with refinancing of the Company’s debt facility.  These charges are expected to total between $25 million and $30 million.

“The decision to discontinue our hardware reseller business was based on a weakness in the systems business overall and the margin pressure it was exerting on the bottom line.  Our systems sales pipeline, which provides visibility for potential revenue, declined by more than 30% during the second quarter and our pipeline tells us that this decline is not a short-term problem.  Exiting this business will allow us to focus our resources on MSC.Software’s core competence, simulation software and services,” said Frank Perna, chairman and chief executive officer of MSC.Software.

“In spite of continued global economic weakness, we are encouraged that the software and services portion of our product portfolio is resonating with customers who understand the value of VPD and we have reconfigured our workforce to focus on our software and services offerings.   We will continue to support not only MSC.Software’s simulation products, but also the full suite of PLM products as a business partner of IBM/Dassault Systemes in all world markets,” concluded Perna.

The Company will host a conference call today at 9:00 am Pacific time to discuss this press release. The dial-in numbers for the call are: US (800) 374-0151 and International- (706) 634-4981. The Company will only take questions for the conference call via email at ir@mscsoftware.com.  The URL and archive for the Webcast is www.mscsoftware.com/ir.  A replay of the conference call will be available for 48 hours after the call at: US: (800) 642-1687 or Intl: (706) 645-9291 using the conference ID code: 1640509.

The Company will announce its second quarter results on Wednesday, July 23, 2003, before the market opens. At that time, the Company will provide complete second quarter financial results as well as updated guidance for the remainder of fiscal year 2003.  A conference call and web cast to discuss second quarter results is scheduled for 8:30 am Pacific time on July 23rd.  The dial-in number for the live call is: US- (800) 374-0151 and International- (706) 634-4981. The URL and archive for the web cast is www.mscsoftware.com/ir/.  A replay of the conference call will be available for 48 hours after the call at: US: (800) 642-1687 or Intl: (706) 645-9291 using the conference ID code: 1572029.

Except for the historical information contained herein, certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Other factors which could cause such results to differ materially from those described in the forward-looking statements include delays in developing, completing, or shipping new or enhanced products, the ability to assimilate acquisitions into MSC’s operations, foreign currency translations, and other risks and uncertainties that are detailed in the Company’s annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission.

About MSC.Software Corporation

MSC.Software (NYSE: MNS) is the leading global provider of virtual product development (VPD) products including simulation software and services that helps companies make money, save time and reduce costs associated with designing and testing manufactured products.  MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software and services.  MSC.Software employs more than 1400 people in 23 countries.  For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

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